UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): February 17, 2022 (February 11, 2022)

BIGtoken, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-55519	45-1443512
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2629 Townsgate Road, Suite 215

Westlake Village, CA 91361

(Address of principal executive offices)

(714) 312-6844

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 15, 2022 (“Closing Date”), BIGtoken., Inc. (“the Company”) entered into a simple agreement for future equity (the “SAFE”) with SRAX, Inc. (“SRAX”), its former parent company. Pursuant to the SAFE, SRAX agreed to invest one million dollars ($1,000,000) in the SAFE of which it has funded three hundred thousand dollars ($300,000) on the Closing Date. SRAX is expected to fund an additional $700,000 within 60 days of the Closing Date. The amount funded into the SAFE at a given time is referred to herein as the “SAFE Amount”.

Pursuant to the terms of the SAFE, at any time that the Company sells its securities (a “Financing”) prior to the termination of the SAFE, SRAX may, at its option, convert the SAFE into: (i) the number of shares of non-voting Series D Convertible Preferred Stock (“Series D Preferred Stock”) equal to such (a) SAFE Amount divided by (b) the lowest price per share of equity securities sold in any Financing (prior to the termination of the SAFE) multiplied by eighty percent (80%) (the “Conversion Price”) and (ii) such number of warrants to purchase Series D Preferred Stock (the “Warrants”) equal to the SAFE Amount divided by the Conversion Price. Upon issuance, the Warrants will (i) have a term of five (5) years, (ii) an exercise price equal to the Conversion Price, and (iii) contain price protection provisions for subsequent financings.

The Series D Preferred Stock is non-voting (except as required by law), subject to a beneficial ownership limitation of 4.99% (up to 9.99% on 61 days’ notice) and otherwise on parity with the Company’s common stock (“Common Stock”) with regard to its rights, preferences and limitations. There are 252,078 shares of Series D Preferred Stock outstanding that are convertible into 149,562,566,584 shares of Common Stock, subject to beneficial ownership limitations, all of which are held by SRAX.

Upon certain “Liquidity Events” as defined in the SAFE, including but not limited to a “Change of Control”, as defined in the SAFE, SRAX will automatically be entitled to receive a portion of the proceeds due and payable upon such Liquidity Event equal to the greater of, at the election of SRAX: (i) the SAFE amount, (ii) the amount payable on the number of shares of the Common Stock equal to the SAFE amount divided by the Conversion Price, or (iii) such number of shares of Series D Preferred Stock and Warrants equal to the SAFE Amount divided by the Conversion Price.

Upon a dissolution or bankruptcy (a “Dissolution Event”), as described in the SAFE, SRAX will be entitled to (subject to liquidation prior of indebtedness and creditor claims), receive a portion of the proceeds qual to the SAFE Amount.

The SAFE automatically terminates immediately following the earliest to occur of (i) the issuance of the Series D Preferred Stock to SRAX pursuant to the full conversion of the SAFE Amount or (ii) payment of amounts due pursuant to a Liquidity Event or Dissolution Event.

The foregoing summary of the SAFE is qualified in its entirety by reference to the full text of such document, a copy of the form of which is attached hereto as Exhibit 10.01, and which is incorporated herein in its entirety by reference.

The securities offered have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This current report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 3.02 Unregistered Sale of Equity Securities.

The information set forth above in Item 1.01 of this current report on Form 8-K is incorporated herein by reference in its entirety.

Item 9.01 Financial Statement and Exhibits.

Exhibit No.	Description
10.01	Form of SAFE Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance. These forward-looking statements reflect views and assumptions regarding expectations and projections about future events, including the future funding of the remainder of the SAFE, and are based on currently available information. The use of words such as “anticipates,” “estimates,” “expects,” “intends,” “plans,” and “believes,” among others, generally identifies forward-looking statements. However, these words are not the exclusive means of identifying such statements. These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 17, 2022	BIGtoken, Inc.

/s/ David Moore
		By:	David Moore
Chief Executive Officer

INDEX OF EXHIBITS

Exhibit No.	Description
10.01	Form of SAFE Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)